Exhibit 10.2

Non-Qualified Stock Option with tandem Stock Appreciation Right Grant Agreement

1. These Non-Qualified Stock Options for the number of shares of Common Stock indicated on the grant summary page (the “Non-Qualified Stock Options”) and the Stock Appreciation Rights granted in tandem with the Non-Qualified Stock Options (the “SARs”) are granted to you under and are governed by the terms and conditions of the 2022 Performance Plan of The Goodyear Tire & Rubber Company, adopted effective April 11, 2022 (as amended from time to time, the “Plan”), and this Grant Agreement. As your stock options are conveyed and managed online, your online acceptance constitutes your agreement to and acceptance of all terms and conditions of the Plan and this Grant Agreement, including a recognition of the Company’s right to specify whether or not you may exercise either the Non-Qualified Stock Options or the SARs at the time you notify the Company of your intent to exercise. In the event that you are, or become subject to taxation under the laws of the United States of America at any time prior to the expiration date, the grant hereunder shall be deemed to be a Non-Qualified Stock Option and not a SAR for so long as you remain subject to such tax laws. You also agree that you have read and understand the Plan and this Grant Agreement. Capitalized terms used but not defined in this Grant Agreement have the meanings set forth in the Plan.

2. If the Company approves the exercise of a Non-Qualified Stock Option, you may exercise the Non-Qualified Stock Options granted pursuant to this Grant Agreement through (1) a cash payment in the amount of the full option exercise price of the shares being purchased (including a simultaneous exercise and sale of the shares of Common Stock thereby acquired and use of the proceeds from such sale to pay the exercise price, to the extent permitted by law) (a “cash exercise”), (2) a payment in full shares of Common Stock having a Fair Market Value on the date of exercise equal to the full option exercise price of the shares of Common Stock being purchased (a “share swap exercise”), or (3) a combination of the cash exercise and share swap exercise methods. Any exercise of these Non-Qualified Stock Options shall be by written notice stating the number of shares of Common Stock to be purchased and the exercise method, accompanied with the payment, and proper proof of ownership if the share swap exercise method is used. You shall be required to meet the tax withholding obligations arising from any exercise of Non-Qualified Stock Options.

3. If the Company approves the exercise of the SARs, written notice must be given to the Company stating the number of shares of Common Stock in respect of which the SARs are being exercised. In due course, you will receive payment in cash in an amount equal to the excess, if any, of the Fair Market Value of one share of Common Stock on the date of exercise of the SARs over the Option Exercise Price per Share specified in respect of the Non-Qualified Stock Options multiplied by the number of shares of Common Stock in respect of which the SARs shall have been exercised. Such payment shall be subject to reduction for withholding taxes.

4. As further consideration for the Non-Qualified Stock Options and SARs granted to you hereunder, you must remain in the continuous employ of the Company or one or more of its Subsidiaries from the Date of Grant to the date or dates the Non-Qualified Stock Options and SARs become exercisable as set forth on the grant summary page of this Grant Agreement before you will be entitled to exercise the Non-Qualified Stock Options and SARs granted. The Non-Qualified Stock Options and SARs you have been granted shall not in any event be exercisable after your termination of employment except as provided in paragraph 5 below for “Retirement” (defined as termination of employment at any age after 30 or more years, or at age 55 or older with at least 10 years, of continuous service with the Company and its Subsidiaries), death, “Disability” (defined as termination of employment while receiving benefits for a period of not less than one year under a long-term disability income plan provided by a government or sponsored by the Company or one of its Subsidiaries), or termination of your employment by the Company and its Subsidiaries other than for Cause (as defined below). Notwithstanding the foregoing, in the event of a Change in Control while this grant is outstanding, the Non-Qualified Stock Options and SARs shall be subject to the applicable provisions of Section 14 of the Plan. For the avoidance of doubt, the Non-Qualified Stock Options and SARs you have been granted shall not be exercisable after termination of employment as a result of your voluntary resignation (other than your Retirement), except as otherwise may be provided pursuant to Section 14 of the Plan in the event of a Change in Control.

Non-Qualified Stock Option with tandem Stock Appreciation Right Grant Agreement

5. Except as otherwise may be provided pursuant to Section 14 of the Plan in the event of a Change in Control, the Non-Qualified Stock Options and SARs terminate automatically and shall not be exercisable by you from and after the date on which you cease to be an employee of the Company or one of its Subsidiaries for any reason other than your death, Retirement, Disability, or termination of your employment by the Company and its Subsidiaries other than for Cause. In the event of your death, Retirement or Disability while an employee of the Company or one of its Subsidiaries (and having been an employee continuously since the Date of Grant) on any date which is more than six (6) months after the Date of Grant specified on the grant summary page of this Grant Agreement, the Non-Qualified Stock Options and SARs shall become immediately exercisable and, except as provided below in the event of your death while an employee, shall be exercisable by you for the lesser of (a) the remainder of the term of the Non-Qualified Stock Option/SAR grant or (b) five years. In the event of your death while an employee, the Non-Qualified Stock Options and SARs may be exercised for the lesser of (x) the remainder of the term of the Non-Qualified Stock Option/SAR grant or (y) three years after your date of death by the person or persons to whom your rights in the options passed by your will or according to the laws of descent and distribution. In the event of termination of your employment by the Company and its Subsidiaries other than for death, Disability or Cause, any vested Non-Qualified Stock Options and SARs shall remain exercisable by you for 90 days following the date of termination of your employment. For purposes of this Grant Agreement, “Cause” means (i) the continued failure by you to substantially perform your duties with the Company or its affiliates (other than any such failure resulting from your incapacity due to physical or mental illness), (ii) your engaging in conduct which is demonstrably injurious to the Company or its affiliates, monetarily or otherwise, (iii) your committing any felony or any crime involving fraud, breach of trust or misappropriation, or (iv) any breach or violation of any agreement relating to your employment with the Company or its affiliates where the Committee, in its sole but reasonable discretion, determines that such breach or violation materially and adversely affects the Company or any affiliate. Nothing contained herein shall restrict the right of the Company or any of its Subsidiaries or affiliates to terminate your employment at any time, with or without Cause.

6. The Non-Qualified Stock Options and SARs shall not in any event be exercisable after the expiration of ten years from the Date of Grant specified on the grant summary page of this Grant Agreement and, to the extent not exercised, shall automatically terminate at the end of such ten-year period.

7. Certificates, or other evidence of beneficial ownership, for the shares of Common Stock purchased pursuant to Non-Qualified Stock Options will be deliverable to you or your agent, duly accredited to the satisfaction of the Company, at the principal office of the Company in Akron, Ohio, or at such other place acceptable to the Company as may be designated by you.

8. In the event your employment with the Company and its Subsidiaries is terminated for any reason whatsoever (whether voluntarily or involuntarily) and within 18 months after such termination date you accept employment with a competitor of, or otherwise engage in competition with, the Company, the Committee, in its sole discretion, may require you to return, or (if not received) to forfeit, to the Company the economic value of the Non-Qualified Stock Options or SARs which you have realized or obtained by your exercise of the Non-Qualified Stock Options or SARs granted hereunder at any time on or after the date which is six months prior to the date of termination of your employment with the Company. Additionally, all Non-Qualified Stock Options or SARs granted to you hereunder which you have not exercised shall be automatically cancelled upon commencement of your competitive engagement.

9. Each Non-Qualified Stock Option and SAR granted are not transferable by you otherwise than by will or the laws of descent and distribution, and are exercisable during your lifetime only by you.

Non-Qualified Stock Option with tandem Stock Appreciation Right Grant Agreement

10. All rights conferred upon you under the provisions of this Grant Agreement are personal and, except under the provisions of paragraph 9 of this Grant Agreement, no assignee, transferee or other successor in interest shall acquire any rights or interests whatsoever under this Grant Agreement, which is made exclusively for the benefit of you and the Company.

11. Any notice to you under this Grant Agreement shall be sufficient if in writing and if delivered to you or mailed to you at the address on record in the Executive Compensation Department. Any notice to the Company under this Grant Agreement shall be sufficient if in writing and if delivered to the Executive Compensation Department of the Company in Akron, Ohio, or mailed by registered mail directed to the Company for the attention of the Executive Compensation Department at 200 Innovation Way, Akron, Ohio 44316-0001. Either you or the Company may, by written notice, change the address. This Grant Agreement shall be construed and shall take effect in accordance with the laws of the State of Ohio.

12. Each Non-Qualified Stock Option and/or SAR may be exercised only at the times and to the extent, and is subject to all of the terms and conditions, set forth in this Grant Agreement, and in the Plan, including any rule or regulation adopted by the Committee.

13. Your purchase of shares of Common Stock pursuant to the Non-Qualified Stock Options shall automatically reduce by a like number the shares of Common Stock subject to the SARs and, conversely, your exercise of any SARs shall automatically reduce by a like number the shares of Common Stock available for purchase by you under the Non-Qualified Stock Options.

14. In agreeing to accept this grant, you clearly acknowledge that The Goodyear Tire & Rubber Company assumes no responsibility for any regulatory or tax consequences that arise from either the grant or exercise of the Non-Qualified Stock Options or the SARs, whether under U.S. or foreign law, rules, regulations or treaties.

15. Prior to the exercise of a Non-Qualified Stock Option or SAR, written notice must be given to the Company of your intent to exercise. The Company will then advise you whether or not you may exercise a Non-Qualified Stock Option or SAR and upon receiving such advice you may then exercise the Non-Qualified Stock Option or the SAR.

16. In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, the information provided in this Grant Agreement and any changes thereto, other appropriate personal and financial data about you such as home and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this Grant Agreement, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, if you are not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

17. By accepting this Grant Agreement, you acknowledge that a copy of the Plan, the Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) either have been received by or provided to you, and you consent to receiving the Prospectus Information electronically, or, in the alternative, agree to contact the Executive Compensation Department of the Company to request a paper copy of the Prospectus Information at no charge. You also represent that you are familiar with the terms and provisions of the Prospectus Information and hereby accept this Grant Agreement on the terms and subject to the conditions set forth herein and in the Plan.

Non-Qualified Stock Option with tandem Stock Appreciation Right Grant Agreement

18. By accepting this Grant Agreement, you also agree and acknowledge that this Grant Agreement and the Non-Qualified Stock Options and the SARs are subject to the terms and conditions of The Goodyear Tire & Rubber Company Compensation Recovery Policy as amended, supplemented or replaced from time to time (the “Policy”). In the event it is determined by the Company that any amounts awarded, earned or paid under this Grant Agreement must be forfeited or reimbursed to the Company under the Policy, you will promptly take any action necessary to effectuate such forfeiture or reimbursement as required by the Policy.